UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2006

(as amended from November 29, 2006)

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GREENS WORLDWIDE INCORPORATED

(Exact name of registrant as specified in its charter)

Arizona (State or other jurisdiction of incorporation)	000-25025 (Commission File Number)	86-0718104 (I.R.S. Employer Identification No.)
346 Woodland Church Road Hertford, North Carolina (Address of principal executive offices)	27944 (Zip Code)

Registrant’s telephone number, including area code: 252-264-2064

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 28, 2006, R. Thomas Kidd resigned as President and Chief Executive Officer of Greens Worldwide Incorporated (the “Company”). Mr. Kidd also resigned as a director of the Company.

On December 4, 2006, the Company appointed William Conwell as its acting President and Chief Executive Officer. Mr. Conwell was also appointed as a director of the Company on that date. He has not yet been appointed to any committees of the Board of Directors.

Mr. Conwell, 58, had previously served as the Company’s Chief Operating Officer since June 15, 2006. Mr. Conwell was the Founder and President of Golf 4, a management consultancy firm in the golf industry focused on sales and marketing, fundraising and securing investment for emerging companies, from 2005 through 2006. In 2004, Mr. Conwell served as President and Chief Operating Officer of ASGA Tour, Inc. Mr. Conwell also served as Vice President, Strategic Alliances of Essex Technology Group from 2001 though 2003.

The Company did not appoint a successor to Mr. Conwell for the position of Chief Operating Officer.

A copy of the press release announcing these management changes is being filed as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 5, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENS WORLDWIDE INCORPORATED

Date:	December 5, 2006	By: /s/William Conwell
William Conwell
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated December 5, 2006